UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31, 2008
EMAGEON INC.

(Exact name of registrant as specified in charter)

Delaware	0-51149	63-1240138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Corporate Drive, Suite 200, Birmingham, Alabama	35242

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 980-9222
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e)     Material Compensatory Plan, Contract or Arrangement
         On October 31, 2008, Emageon Inc. (the “Company”) entered into a Severance Agreement and General Release (the “Severance Agreement”) with Charles A. Jett, Jr., its President and Chief Executive Officer, pursuant to which Mr. Jett’s employment with the Company will be terminated effective upon completion of the merger contemplated by that certain Agreement and Plan of Merger, dated as of October 13, 2008, by and among Health Systems Solutions, Inc., HSS Acquisition Corp. and the Company. Under the Severance Agreement, in addition to earned but unpaid base salary and other benefits accrued through the date of termination (less all applicable statutory withholdings and deductions), Mr. Jett will be entitled to receive the following severance benefits, which are consistent with a termination of his employment by the Company other than for “cause” following a change in control of the Company under his existing employment agreement with the Company:
•	a lump sum payment of $1,235,000, which is equal to Mr. Jett’s current monthly base salary plus the product of one-twelfth of his target annual bonus for the year of termination multiplied by 24 months;

•	a lump sum payment of $23,203, which is equal to the cost for Mr. Jett to maintain continuing family health and dental insurance for 24 months, less Mr. Jett’s share of insurance benefits under our current benefit plans;

•	a lump sum payment of $8,000 for maintenance of life insurance coverage; and

•	full vesting in all stock options, stock appreciation rights, restricted stock and restricted stock units that he holds as of the date of termination.
          In addition, Mr. Jett is eligible to receive the gross up payment provided for under his existing employment agreement to reimburse him for any excise tax imposed on these benefits under Internal Revenue Code Section 4999, as well as any additional income and employment taxes resulting from such reimbursement.
          Under the Severance Agreement, Mr. Jett has also agreed to a general release of the Company for all claims through the date of termination of his employment, and the Company has agreed to release Mr. Jett from all claims based on Mr. Jett’s employment with the Company. Mr. Jett will remain subject to the non-compete, non-solicitation, confidentiality and related provisions of his employment agreement following termination of his employment with the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGEON INC. (Registrant)
	By:	/s/ John W. Wilhoite
John W. Wilhoite
Date: October 31, 2008		Chief Financial Officer and Treasurer